UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2019

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII (State or Other Jurisdiction of Incorporation)	001-34187 (Commission File Number)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway Honolulu, Hawaii	96819
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

On April 25, 2019, Matson, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders, at which:  (i) seven directors of the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, and (iii) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2019 was ratified.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 11, 2019.  The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the 2019 Annual Meeting of Shareholders, were as follows:

Proposal 1:  Election of Directors

Nominee	For	Withheld	Broker Non-Vote
W. Blake Baird	21,537,323	15,531,782	2,805,670
Matthew J. Cox	36,862,930	206,175	2,805,670
Thomas B. Fargo	36,817,306	251,799	2,805,670
Mark H. Fukunaga	36,904,491	164,614	2,805,670
Stanley M. Kuriyama	36,831,398	237,707	2,805,670
Constance H. Lau	36,284,921	784,184	2,805,670
Jenai S. Wall	36,922,417	146,688	2,805,670

Proposal 2:  Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
35,915,408	1,061,205	92,492	2,805,670

Proposal 3:  Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
39,347,581	505,081	22,113	—

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 26, 2019

MATSON, INC.

/s/ PETER T. HEILMANN
Peter T. Heilmann
Senior Vice President, Chief Administrative Officer and General Counsel

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